SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) February 26, 2007

MODIGENE INC.
(formerly LDG, INC.)
(Exact name of Registrant as specified in its charter)

Nevada	333-136424	20-0854033
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

The Europa Center, 100 Europa Dr., Suite 455, Chapel Hill, NC 27517-2369

(Address of principal executive offices) (Zip Code)

(919) 933-2720

(Registrant’s Telephone Number, Including Area Code)

4944 Windy Hill Dr. Raleigh, NC 27587

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Effective February 26, 2007, Sandra K. Conklin and Seamus Duerr resigned as officers and directors of us, and Frank Sambrick resigned as a director. These resignations did not result from any disagreement between the resigning officers and directors and us.

(c)  Effective February 26, 2007, we appointed Peter L. Coker as our chief executive officer, president, secretary, treasurer, chief financial officer and sole director.

Peter L. Coker has served as secretary and member of the board of directors of Design Source, Inc., a company involved in developing a website that will offer commercial upholstery, drapery, bedspread, panel, and wall covering fabrics to interior designers, since September 2003. Since January 2004 Mr. Coker has been a managing director of Tryon Capital Ventures, LLC, which is engaged in the business of assisting and promoting start-up companies. Previously, Mr. Coker served as managing director of Tryon Capital Holdings from January 2000 to December 2003. Mr. Coker is a director of eTrials Worldwide, Inc. and has served on the Board of Directors of the North Carolina State University Investment Fund since June 1998. Mr. Coker received his BS and Masters degree in Economics from North Carolina State University.

During the last two years, there have been no transactions, or proposed transactions, to which we were or are a party, in which Mr. Coker had or is to have a direct or indirect material interest.

Section 8 - Other Information

Item 8.01. Other Information

Effective February 26, 2007, our Board of Directors declared a 4.3650792 for 1 forward stock split in the form of a dividend. The record date for the stock dividend is March 16, 2007, and the payment date is March 23, 2007.

On February 26, 2007, we filed Amended and Restated Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada which effected several changes to our Articles of Incorporation.

Pursuant to the Amendment, we increased our authorized capital stock from 100,000,000 shares of common stock, par value $0.00001, to 300,000,000 shares of common stock, par value $0.00001, and 10,000,000 shares of preferred stock, par value $0.00001.

The Amendment also changed our name from LDG, Inc. to Modigene Inc.

We are currently engaged in discussions with Modigene Inc., a Delaware corporation, regarding the possibility of a reverse triangular merger (the “Merger”) involving the two companies. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the Merger. With the permission of Modigene Inc., we changed our name to facilitate these discussions. If the parties determine not to proceed with the Merger, we will change our name back to LDG, Inc. or adopt another name not similar to Modigene.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Exhibit Description

3.1	Amended and Restated Articles of Incorporation, filed February 26, 2007

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Modigene Inc.

Date: February 27, 2007	By:	/s/ Peter L. Coker
Peter L. Coker
President